                                                                     EXHIBIT 4.9


                               [FACE OF SECURITY]

REGISTERED                                                            REGISTERED

No. FLR

CUSIP

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                          MEDIUM-TERM NOTE, SERIES __
                                (Floating Rate)


     [Insert if the Security is to be a Global Security -- This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

          THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:


ORIGINAL ISSUE DATE:                       INITIAL INTEREST RATE:                   MATURITY DATE:


SPECIFIED CURRENCY:                        OPTION TO ELECT PAYMENT IN U.S.          AUTHORIZED DENOMINATIONS (only applicable if
                                           DOLLARS (only applicable if Specified    Specified Currency is other than U.S. dollars):
[ ]  U.S. dollars                          Currency is other than U.S. dollars):
[ ]  Other: __________
                                           [ ]  Yes    [ ]  No

EXCHANGE RATE AGENT (if other than                                                  THIS NOTE IS A:
 First Trust of New York, N.A.):
                                                                                    [ ]  Global Note
                                                                                    [ ]  Certificated Note (only applicable if
                                                                                    Specified Currency is other than U.S. dollars)

INDEX MATURITY:                            INTEREST RATE BASIS OR BASES:            SPREAD (plus or minus):


LIBOR SOURCE (only applicable if LIBOR     SPREAD MULTIPLIER:                       INTEREST RESET DATES:
Interest Rate Basis):

[ ]  Reuters                                                                        INTEREST RESET PERIOD:
[ ]  Telerate

INTEREST PAYMENT PERIOD:

MAXIMUM INTEREST RATE:                     MINIMUM INTEREST RATE:                   INTEREST PAYMENT DATES:

                                                                                    STATED MATURITY EXTENSION OPTION:
SPREAD/SPREAD MULTIPLIER RESET OPTION:
                                                                                    [ ]  Yes
[ ]  Yes                                                                            [ ]  No
[ ]  No
                                                                                    EXTENSION PERIOD(S) and FINAL MATURITY DATE
OPTIONAL RESET DATES (only applicable                                               (only applicable if option to extend stated
if option to reset spread or spread                                                 maturity):
multiplier):
                                                                                    BASIS FOR SPREAD/SPREAD MULTIPLIER DURING
BASIS FOR SPREAD/SPREAD MULTIPLIER                                                  EXTENSION PERIOD (only applicable if option to
RESET (only applicable if option to                                                 extend stated maturity):
reset spread or spread multiplier):

INTEREST RESET DATES:                      CALCULATION DATES:                       TERMS OF AMORTIZING NOTES:


INTEREST DETERMINATION DATES:              CALCULATION AGENT (if other than
                                           First Trust of New York, N.A.):


ORIGINAL ISSUE DISCOUNT NOTE:              TOTAL AMOUNT OF OID:                     ISSUE PRICE (expressed as a percentage of
                                                                                    aggregate principal amount):
   [ ]   Yes     [ ]    No


REDEMPTION DATE(S) (including any          REDEMPTION PRICE(S):
applicable regular or special record
dates):


REPAYMENT DATE(S) (including any           REPAYMENT PRICE(S):
applicable regular or special record
dates):


OTHER TERMS:

          CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a Certificated Security -- ______________] [Insert if the Security is to be a Global Security -- Cede & Co., as nominee for The Depository Trust Company], or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and
--------
before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis or Bases specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not such date is a Business Day) next preceding each Interest Payment Date; provided, however, that interest
                                           --------  -------
payable at the Maturity Date will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is
                               --------  -------
denominated in a Specified Currency other than United States dollars (a "Foreign Currency Note") payments of principal of (and premium, if any) and interest hereon will [insert if the Security is to be a Global Security -- be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency. Upon receipt of such notice, the Depositary will notify the Trustee of the portion of the payment to be made by the Trustee which is to be made in the Specified Currency and the applicable wire transfer instructions. In such event, the Trustee will pay the beneficial holder directly.] [insert if the Security is to be a Certificated Security -- nevertheless be made in United States dollars if the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

          Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for
                 --------
the Trustee to make such payment in accordance with its normal procedures.

          [Insert if the Security is to be a Certificated Security -- Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in immediately available funds. Payment of interest (other than interest due at Maturity) will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, unless otherwise specified on the face hereof, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payment of interest in United States dollars by wire transfer of immediately available funds to such account with a bank located in the United States as shall be designated by such person, but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the Regular Record Date.] [Insert if the Security is to be a Global Security -- Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

          All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                   CATERPILLAR FINANCIAL SERVICES
                           CORPORATION
[SEAL]

                         By: __________________________
                                    President


                         ATTEST:


                         ------------------------------
                                    Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series
designated therein referred to in the within-mentioned Indenture.


     FIRST TRUST OF NEW YORK,
       NATIONAL ASSOCIATION,
             as Trustee


By _____________________________________
       Authorized Officer

                               [BACK OF SECURITY]

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                          MEDIUM-TERM NOTE, SERIES __
                                (Floating Rate)


          This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of April 15, 1985, as supplemented from time to time (herein called the "Indenture"), between the Company and First Trust of New York, National Association, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Notes of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Notes of this series may be issued from time to time in an aggregate principal amount of up to $____________, which amount may be increased if duly authorized by the Company.

          The United States dollar equivalent of Notes denominated in currencies other than United States dollars will be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in the City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the Business Day immediately preceding the applicable issue dates; provided, however, that in the case of European Currency
                        --------  -------
Units, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities or any successor publication on the Business Day immediately preceding the applicable issue date.

          The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly (unless the Interest Rate Basis on this Note is the Treasury Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis on this Note is the Treasury Rate, the Tuesday of each week; if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; and
if this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the interest rate in
                              --------  -------
effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next day that is a Business Day except that if (i) the rate of interest on this Note will be determined in accordance with the provisions of the heading "Determination of LIBOR" below and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein or on the face hereof, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

          Determination of Commercial Paper Rate.  Unless otherwise specified on
          --------------------------------------
the face hereof, if the Interest Rate Basis on this Note is the Commercial Paper Rate, the interest rate with respect to this Note shall equal (i) the Money Market Yield (calculated as described below) of the rate on such Commercial Paper Interest Determination Date (as defined below) for commercial paper having the Index Maturity shown on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper", or if such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper", or (ii) if such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (each as rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity shown on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, adjusted in each of the above cases by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multipli cation by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the
        --------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect hereon on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be the yield (expressed as a percentage rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five millionths of a percentage point rounded upwards) calculated in accordance with the following formula:

                              D x 360
     Money Market Yield = _______________ x 100
                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Federal Funds Rate.  Unless otherwise specified on
          -----------------------------------
the face hereof, if the Interest Rate Basis on this Note is the Federal Funds Rate, the interest rate with respect to this Note shall equal the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate," or if such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the brokers selected as
                              --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

          Determination of CD Rate.  Unless otherwise indicated on the face
          ------------------------
hereof, if the Interest Rate Basis on this Note is
the CD Rate, the interest rate with respect to this Note shall equal (i) the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit," or (ii) if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that
                                                         --------  -------
if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

          Determination of Prime Rate.  Unless otherwise specified on the face
          ---------------------------
hereof, if the Interest Rate Basis on this Note is the Prime Rate, the interest rate with respect to this Note shall equal (i) the rate set forth for the relevant Prime Rate Interest Determination Date (as defined below) in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published prior to 9:00 A.M., New York City time on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date, (iii) if fewer than four such quotations but more than one such quotation appears on the Reuters Screen USPRIME1 Page for the Prime Rate Interest Determination Date, the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent, or (iv) if fewer than two such quotations are quoted as aforesaid, the rate determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates, adjusted in each case by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that
                                                         --------  -------
if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

          Determination of LIBOR.  Unless otherwise specified on the face
          -----------------------
hereof, if the Interest Rate Basis on this Note is LIBOR, the interest rate payable with respect to this Note shall be determined in accordance with the following provisions:

          (i) With respect to any LIBOR Interest Determination Date (as defined below), LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"), adjusted in each case by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or in the case where (b) above applies, if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in (i)(a) above, or on which no rate appears on Telerate Page 3750, as described in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the Index Maturity shown on the face hereof are offered to prime banks in the London interbank market by three major banks in the London interbank market selected by the Calculation Agent commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication of the Spread Multiplier, if any, specified on the face hereof. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of such quotations as determined by the Calculation Agent, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication of the Spread Multiplier, if any, specified on the face hereof. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of

New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, having the Index Maturity shown on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US$1 million that in the Calculation Agent's judgment is repre sentative for a single transaction in such market at such time, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the banks selected as aforesaid by the
        --------  -------
Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date.

          Determination of Treasury Rate.  Unless otherwise specified on the
          -------------------------------
face hereof, if the Interest Rate Basis on this Note is the Treasury Rate, the interest rate payable with respect to this Note shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published in H.15(519), under the heading "Treasury bills - auction average (investment)" on each Treasury Interest Determination Date (as defined below) or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards, on the basis of a year of 365 or 366 days as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or, by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards on the basis of a year of 365 or 366 days as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as
                              --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

          Indexed Notes. This Note may be issued with the principal amount
          -------------
payable at Maturity and/or with interest payable hereon on an Interest Payment Date to be determined by reference to the price or prices of specified securities or commodities, securities or commodities exchange indices, the relationship between two or more specified currencies or other factors (each an "Indexed Note"), as shall be indicated above under "Other Terms". Specific information pertaining to the method for determining the principal amount payable at Maturity or the amount of interest to be paid on an Interest Payment Date with reference to the specified index shall be included above under "Other Terms".

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

          The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date.

          Unless otherwise indicated on the face hereof and except as provided below, interest will be payable, in the case of Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated on the face hereof; in the case of Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Notes which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Notes which reset annually, on the third Wednesday of the month specified on the face hereof (each an "Interest Payment Date"), and in each case, at Maturity. If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

          "Business Day" means (i) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law to close, and
(ii) if the Note is denominated in a Specified Currency other than United States dollars, not a day on which banking institutions are authorized or required by law to close in the financial center of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association), or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market), and (iii) if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. As used in the preceding sentence, "financial center" means the capital city of the country issuing the Specified Currency (except with respect to ECU) except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "financial center" shall be the City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively.

          Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the headings (a) "Determination of Commercial Paper Rate" above (the "Commercial Paper Interest Determination Date"), (b) "Determination of Federal Funds Rate" above (the "Federal Funds Interest Determination Date"), (c) "Determination of CD Rate" above (the "CD Interest Determination Date") or (d) "Determination of Prime Rate" above (the "Prime Rate Interest Determination Date") will be the second Business Day preceding such Interest Reset Date with respect to this Note. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of Treasury Rate" above (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

          Unless otherwise specified on the face hereof, the Calculation Date pertaining to any Interest Determination Date, other than with respect to LIBOR Notes, is the earlier of (i) the tenth day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

          Unless otherwise specified on the face hereof, interest payments, if any, will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for with respect to this Note) to but excluding the Interest Payment Date or the date of Maturity. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards (e.g., 9.876545% or .09876545 being rounded to
                                  - -
9.87655% or .0987655, respectively)) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) applicable to such day by 360, in the case of the Commercial Paper Rate, Federal Funds Rate, Prime Rate, CD Rate or LIBOR, or by the actual number of days in the year in the case of the Treasury Rate.

          If the Company has the option with respect to this Note to reset the Spread and/or Spread Multiplier, such option will be indicated on the face hereof, together with (i) the date or dates on which such Spread and/or Spread Multiplier may be reset (each an "Optional Reset Date") and (ii) the basis or formula, if any, for such resetting. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the Spread and/or Spread Multiplier is reset on an Optional Reset Date this Note will bear such higher Spread and/or Spread Multiplier.

          If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

          If the Company has the option to extend the Stated Maturity of this Note for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof, such option will be indicated on the face hereof together with the basis or formula, if any, for setting the Spread and/or Spread Multiplier applicable to any such Extension Period. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity in effect prior to the exercise of such option (the "Original Stated Maturity"). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity hereof, (ii) the new Stated Maturity, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of this Note, the Stated Maturity of this Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

          If the Company elects to extend the Stated Maturity of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company at the Original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

          Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of
                                --------
this Note that remains outstanding after such redemption is an Authorized Denomination as defined herein.

          Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof. If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repay ment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable except to the extent permitted in connection with an interest rate reset or an extension of maturity, each as described above. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal
                                              --------
amount, if any, of this Note that remains outstanding after such repayment is an Authorized Denomination as defined herein.

          [Insert if the Security is to be a Certificated Security -- In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.]

          [Insert if the Security is to be a Global Security -- In the event of redemption or repayment of this Note in part only, the principal amount shall be reduced.]

          If this is a Foreign Currency Note to be paid in United States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 A.M. New York City time on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in United States dollars as provided below. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

          If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in European Currency Units, to an ECU account) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, provided, however, that with respect to payments
                              --------  -------
of principal and premium, if any, and interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

          If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circum stances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

          If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

          If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if any Original Issue Discount Note (as defined below) is redeemed by the Company or repaid at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percent age of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemp tion, repayment or declaration, as applicable, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repayment or declaration. Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of the stated redemption price at maturity, multiplied by the number of complete years from the Original Issue Date to the Maturity Date for this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

          As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this
Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          [Insert if the Security is a Global Security -- This Note is a Global Note and shall be exchangeable for Notes regis tered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.]

          The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an "Authorized Denomination"). As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern mental charge payable in connection therewith.

          The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM   - as tenants in common
     TEN ENT   - as tenants by the entireties
     JT TEN    - as joint tenants with right of
                    survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ______________ Custodian _____________
                             (Cust)                    (Minor)

                       Under Uniform Gifts to Minors Act


                       ----------------------------------
                                    (State)

Additional abbreviations may also be used though not in the above list.

                       ---------------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


/________________/________________________________

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: _______________   NOTICE: The signature to this assignment must
                         correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.